INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 033-91916, No. 333-41236, No. 333-52806, No. 333-00987, No. 033-62193,
No. 333-07275 and No. 333-82906 of Glenbrook Life and Annuity Company on Form S-3 of our report dated February 20, 2002, appearing in this Annual Report on Form 10-K of Glenbrook Life and Annuity Company for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 28, 2002